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                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is entered into as of February 17, 2000 between White Pine Software, Inc., a Delaware corporation (the "Company"), and Arthur H. Bruno (the "Consultant").

                                   BACKGROUND

     The Consultant previously has served as an officer and director of the Company for a number of years, and in those capacities has been granted options to purchase shares of the Company's common stock.

     The Consultant possesses an intimate knowledge of the business and affairs of the Company and its policies, methods, personnel and operations.

     The Company and the Consultant have agreed that the Consultant will provide business consultation services to the Company in exchange for certain modifications in the terms of options previously granted to the Consultant. The Company and the Consultant wish to memorialize the terms under which the consultant will provide services to the Company.

     Now, Therefore, the Company and the Consultant hereby agree as follows:

     1. TERM OF PERFORMANCE. The Consultant's term of performance under this Agreement (the "Term") shall commence on February 17, 2000 and shall expire on December 31, 2000, unless terminated earlier pursuant to Section 5.

     2. SCOPE OF WORK. The Consultant shall provide general business consultation services upon request of the Company from time to time during the Term. In no event shall the Consultant's services exceed ten hours per week without his prior consent.

     3. PAYMENT. As sole and full consideration for the consulting services to be provided hereunder, the Company and the Consultant hereby agree that the terms of the following stock option agreements previously granted to the Consultant shall be modified as set forth below:

         (a) Option number 014, which is fully vested and exercisable to acquire 85,000 shares of the Company's common stock at a price of $0.50 per share, shall remain exercisable until 15 days after the end of the Term.

         (b) Option number 0573, which is partially vested and, when fully vested, will be exercisable to acquire 35,000 shares of the Company's common stock at a price of $1.875 per share, (i) shall continue to vest through the termination of this Agreement, in accordance with the vesting schedule currently set forth therein, and (ii) shall remain exercisable until 15 days after the end of the Term.

     4. CONFIDENTIALITY. The Consultant acknowledges that in the course of performing services hereunder he will have access to confidential proprietary information belonging to the Company and that improper taking, disclosure or use of such confidential information would cause the Company substantial

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loss, damage and irreparable harm. The Consultant agrees that he shall at all times hold confidential all trade secrets, proprietary information, inventions and developments, including customer lists, business plans and all other data or information, (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee or consultant of the Company (including himself) or received by the Company from an outside source, that is in the possession of the Company and that is maintained in confidence by the Company or might permit the Company or its clients or customers to obtain a competitive advantage over competitors who do not have access to such information (collectively, referred to herein as the "Confidential Information"). During the Term, the Consultant shall use and disclose Confidential Information only to the extent necessary to perform the services to be provided hereunder and for the sole benefit of the Company, and, in any event, shall not disclose any Confidential Information to any person or entity outside the Company except as authorized pursuant to a written confidentiality agreement supplied by the Company or with the prior written direction or written permission of a duly authorized officer of the Company. The Consultant shall not, except for one back-up copy where reasonably necessary to conduct the business of the Company, copy any Confidential Information. The Consultant shall not remove any copyright or proprietary notices from any Confidential Information. After the Term, the Consultant shall not disclose to any person or entity, or make use of, any Confidential Information without the prior written permission of a duly authorized officer of the Company. This provision shall not apply to any Confidential Information that the Company has voluntarily disclosed to the public or has otherwise legally entered the public domain. The Consultant understands that the Company has from time to time in its possession information that is claimed by others to be proprietary and that the Company has agreed to keep confidential. The Consultant agrees that all such information shall be Confidential Information for purposes of this Agreement.

     5. TERMINATION. The Company or the Consultant may terminate the Term in the event of the breach by the other party of any term or condition of this Agreement upon ten days' written notice to the breaching party. Notwithstanding the foregoing, the Company may terminate the Term, effective immediately upon providing written notice to the Consultant, if the Consultant breaches or threatens to breach any provision of Section 4.

     6. INDEPENDENT CONTRACTOR. The Consultant is an independent contractor and assumes full responsibility for the payment of all taxes, including Social Security, unemployment and withholding taxes, for himself and for all persons engaged by him in the performance of the services hereunder. The Consultant shall provide workers' compensation coverage and any insurance or other legally required benefits for himself and all persons engaged by him in the performance of the services hereunder. The Consultant shall not be entitled to any benefits, coverages or privileges, including social security, unemployment, medical or pension payments, made available to employees of the Company. The Consultant is not and shall not represent himself as authorized to act on behalf of the Company, except when specifically authorized to do so by the Company in writing.

     7.  GENERAL.

     (a) AMENDMENT. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed on behalf of each of the parties.

     (b) NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by facsimile (with receipt confirmed), or by courier service, as follows:

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         To the Company:       White Pine Software, Inc.
                               542 Amherst Street
                               Nashua, New Hampshire 03063
                               Facsimile:   (603) 883-7920
                               Attention:  President and Chief Executive Officer

                               WITH A COPY TO:

                               Foley, Hoag & Eliot LLP
                               One Post Office Square
                               Boston, Massachusetts 02109
                               Facsimile: (617) 832-7000
                               Attention:  Mark L. Johnson

         To the Consultant:    Arthur H. Bruno
                               7 Melendy Hollow Drive
                               Amherst, New Hampshire  03031

or to such other address of a party as may be designated in writing by such party, by a notice given as aforesaid.

     (c) CONSTRUCTION. The headings in this Agreement are included only for convenience and shall not affect the meaning or interpretation of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described. In computing any period of time under this Agreement, the day from which the designated period of time begins to run shall not be included; the last day of the period so computed shall be included, unless it is not a business day, in which event the period shall run until the end of the next day which is a business day.

     (d) ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and (iii) shall not be assignable by operation of law or otherwise. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any person other than the parties to this Agreement.

     (e) VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     (f) SURVIVAL. The Consultant's obligations under Section 4 shall survive the expiration or termination of the Term, irrespective of the reasons for such expiration or termination, and shall not in any way be modified, altered or otherwise affected by such expiration or termination.

     (g) GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Hampshire

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     In Witness Whereof, the parties hereto have executed this Agreement as of
February 17, 2000.

WHITE PINE SOFTWARE, INC.                                ARTHUR H. BRUNO



By: /S/ KILLKO A. CABALLERO                              /S/ ARTHUR H. BRUNO

     Killko A. Caballero
     President and Chief Executive Officer